Exhibit 10.84

LOAN AGREEMENT

Between

WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY

and

CSC OF TACOMA LLC, a Delaware limited liability company

Dated as of June 1, 2003

Relating to

$57,415,000 Washington Economic Development Finance Authority Taxable Economic Development Revenue Bonds, Series 2003A (CSC of Tacoma LLC Project)

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LOAN AGREEMENT

               THIS LOAN AGREEMENT, dated as of June 1, 2003, between the Washington Economic Development Finance Authority, an instrumentality of the State of Washington (the “Authority”), and CSC of Tacoma, LLC, a Delaware limited liability company (the “Borrower”),

W I T N E S S E T H:

               WHEREAS, the Authority adopted its Resolution No. W-2003-002 on April 4, 2003 (the “Resolution”), authorizing the issuance of its Economic Development Revenue Bonds, Series 2003A (CSC of Tacoma LLC Project), in the aggregate principal amount of $57,415,000 (the “Bonds”), to finance the costs of acquiring, constructing and equipping of a Detention Facility in Tacoma, Washington (the “Project”), pursuant to an Indenture of Trust, dated as of June 1, 2003 (as originally executed and as thereafter supplemented, modified or amended, the “Indenture”) between the Authority and U.S. Bank National Association, as Trustee (the “Trustee”); and

               WHEREAS, the Authority and the Borrower each has duly authorized the execution and delivery of this Loan Agreement;

               NOW, THEREFORE, for and in consideration of the premises and the material covenants hereinafter contained, the parties hereto hereby formally covenant, agree and bind themselves as follows:

ARTICLE I

DEFINITIONS

                Section 1.1            Definitions. Capitalized terms used in this Loan Agreement shall have the same meanings as given to such terms in the Indenture.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

                Section 2.1            Representations and Warranties of the Borrower. The Borrower makes the following representations and warranties to the Authority as of the date of the execution of this Loan Agreement and as of the date of issuance of the Bonds:

                              (a)            The Borrower is a limited liability company duly organized and existing under the laws of the State of Delaware and has full legal right, power and authority to enter into this Loan Agreement and to carry out and consummate all transactions contemplated by this Loan Agreement.

                              (b)            This Loan Agreement has been duly authorized, executed and delivered by the Borrower and, assuming due authorization, execution and delivery by the Authority, this Loan Agreement will constitute the legal, valid and binding agreement of the Borrower with the

Authority enforceable against the Borrower in accordance with its terms for the benefit of the Owners of the Bonds, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors’ rights.

                              (c)            The execution and delivery of this Loan Agreement, the consummation of the transactions herein contemplated and the fulfillment of or compliance with the terms and conditions hereof will not conflict with or constitute a violation or breach of or default (with due notice or the passage of time or both) under the Borrower’s Amended and Restated Limited Liability Company Agreement, or, to the best of its knowledge, any applicable law or administrative rule or regulation, or any applicable court or administrative decree or order, or any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties are otherwise subject or bound, or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower, which conflict, violation, breach, default, lien, charge or encumbrance would have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Loan Agreement or the financial condition, assets, properties or operations of the Borrower or its properties.

                              (d)            No consent or approval of any trustee or holder of any indebtedness of the Borrower, and no consent, permission, authorization, order or license of, or filing or registration with, any governmental authority is necessary in connection with the execution and delivery of this Loan Agreement or the consummation of any transaction herein contemplated, except such as are required in connection or compliance with the provisions of the securities or “Blue Sky” laws of any jurisdiction, as are required for issuance of the Bonds, and as have been obtained or made and as are in full force and effect.

                              (e)            There is no action, suit, proceeding, inquiry or investigation before or by any court or federal, state, municipal or other governmental authority pending or, to the knowledge of the Borrower after reasonable investigation, threatened against or affecting the Borrower or the assets, properties or operations of the Borrower that, if determined adversely to the Borrower, would have a material and adverse effect upon the consummation of the transactions contemplated by or the validity of this Loan Agreement or upon the financial condition, assets, properties or operations of the Borrower, and the Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental authority, which default might have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Loan Agreement.

                              (f)            No written information, exhibit or report furnished to the Authority or the Underwriter by the Borrower in connection with the negotiation of this Loan Agreement or the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                              (g)            The information pertaining to the Borrower in the Official Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                              (h)            The Detention Facility shall be located at 1623 East J Street in Tacoma, Washington, which is within the federally-designated Tacoma Renewal Community.

                Section 2.2            Representations and Warranties of the Authority.   The Authority makes the following representations as the basis for its undertakings herein contained.

                              (a)            The Authority is an instrumentality of the State of Washington. Under the provisions of the Resolution, the Authority has the power to enter into the transactions contemplated by this Loan Agreement and to carry out its obligations hereunder. By proper action, the Authority has been duly authorized to execute, deliver and duly perform this Loan Agreement.

                              (b)            To finance Costs of the Project, the Authority will issue its Bonds, which will mature, bear interest and be subject to redemption as set forth in the Indenture.

                              (c)            The Bonds will be issued under and secured by the Indenture, pursuant to which the Authority’s interest in this Loan Agreement (except for Reserved Rights) will be assigned to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

                              (d)            The Authority is not in default under any of the provisions of the laws of the State of Washington, which default would affect its existence or its powers referred to in subsection (a) of this Section 2.2.

                              (e)            The Authority has found and determined and hereby finds and determines that all requirements of the Act and the Resolution with respect to the issuance of the Bonds and the execution of this Loan Agreement have been complied with.

                              (f)             This Loan Agreement, when executed and delivered by the Borrower, will constitute a valid and binding obligation of the Authority, enforceable against it in accordance with its terms, except as the binding effect and enforceability thereof may be limited by applicable laws in effect from time to time affecting the rights of creditors and except to the extent that the enforceability thereof may be limited by the application of general principles of equity.

                              (g)            The execution and delivery of this Loan Agreement and the compliance with the terms, conditions or provisions thereof, and the consummation of the transactions herein contemplated do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the

Authority pursuant to any mortgage, resolution, agreement or instrument to which the Authority is a party or by which it or any of its properties is bound other than those provided for in or contemplated by this Loan Agreement.

                              (h)            The information pertaining to the Authority in the Official Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                              (i)            There is no action, suit, proceeding, inquiry or investigation by or before any court, governmental agency or public board or body pending against the Authority or, to the best knowledge of the Authority, threatened against the Authority that (i) affects or seeks to prohibit, restrain or enjoin the issuance of the Bonds, or the execution and delivery of the Bonds or the loaning of the proceeds of the Bonds to the Borrower, or the execution and delivery of the Indenture or the Loan Agreement, or (ii) affects or questions the validity or enforceability of the Bonds, the Indenture or the Loan Agreement.

ARTICLE III

ISSUANCE OF BONDS; LOAN OF PROCEEDS

                Section 3.1            The Bonds.   The Authority has authorized the issuance of the Bonds pursuant to the Indenture in the aggregate principal amount of $57,415,000. The Authority hereby lends and advances to the Borrower and the Borrower hereby borrows and accepts from the Authority (solely from the proceeds of the sale of the Bonds) the amount of $57,415,000, to be applied under the terms and conditions of this Loan Agreement and the Indenture. The Borrower hereby approves the Indenture and the form of Bonds therein, the assignment thereunder to the Trustee of the rights, title and interests of the Authority (with certain exceptions described therein) in this Loan Agreement, and the issuance thereunder by the Authority of the Bonds.

ARTICLE IV

REPAYMENT OF LOAN

                Section 4.1            Loan Repayments.   In consideration of the issuance of the Bonds by the Authority and the lending of the proceeds thereof to the Borrower, the Borrower agrees that on or before each day on which a payment of principal of, premium, if any, and/or interest on the Bonds is due and payable under the terms thereof and of the Indenture, including the disbursement provisions of Section 5.04 of the Indenture, whether at maturity, or upon extraordinary optional redemption, it shall pay or cause to be paid to the Trustee such amount as is necessary to pay when due the principal of, premium, if any, and/or interest on the Bonds and to pay when due any and all Reimbursement Obligations. Each payment to the Trustee hereunder (the “Loan Repayments”) shall be in immediately available funds in lawful money of the United States of America and paid to the Trustee at its Principal Office during normal banking hours, and be held, invested, disbursed and applied as provided in the Indenture.

               It is the intention of the Authority and the Borrower that the Trustee, as assignee of the Authority’s rights under this Loan Agreement pursuant to the Indenture, shall receive funds from or on behalf of the Borrower, including funds the Trustee may receive as assignee of the Operator pursuant to the Assignment of Claims or any similar assignment of payments under an Agency Contract, in such amounts and at such times as will enable the Authority to make all payments of principal of, premium, if any, and interest on the Bonds. The Borrower shall receive a credit against its obligations to make Loan Repayments to the extent of funds available in the Bond Fund to pay such amounts.

                Section 4.2            Additional Payments.   In addition to Loan Repayments, the Borrower shall also pay “Additional Payments,” as follows:

                              (a)            All taxes and assessments of any type or character charged to the Authority or to the Trustee affecting the amount available to the Authority or the Trustee from payments to be received hereunder or in any way arising due to the transactions contemplated hereby (including taxes and assessments assessed or levied by any public agency or governmental authority of whatsoever character having power to levy taxes or assessments, but excluding franchise taxes based upon the capital, income or revenues of the Trustee and taxes based upon or measured by the net income or revenues of the Trustee); provided, however, that the Borrower shall have the right to protest any such taxes or assessments and to require the Authority or the Trustee, as the case may be, at the Borrower’s expense, to protest and contest any such taxes or assessments assessed or levied upon them, subject to the provisions of Sections 6.5 hereof;

                              (b)            In accordance with written fee agreements and fee schedules therefor, all fees, charges and expenses of the Trustee, as and when the same become due and payable pursuant to the agreement between the Borrower and the Trustee and the indemnification provisions of the Indenture and Sections 7.2 and 7.3 hereof;

                              (c)            The reasonable fees and expenses of such accountants, consultants, attorneys and other experts as may be engaged by the Trustee to prepare audits, financial statements, reports or opinions or to provide such other services required under this Loan Agreement or the Indenture;

                              (d)            All payments provided in the Indemnification and Compensation Agreement;

                              (e)            All payments required to replenish the Debt Service Reserve Fund in accordance with Section 5.07 of the Indenture;

                              (f)            All payments required to replenish the Repair and Replacement Fund in accordance with Section 5.08 of the Indenture;

                              (g)           All payments required to replenish the Insurance and Property Taxes Fund in accordance with Section 5.10 of the Indenture;

                              (h)           All deposits required to be made to the Operating Reserve Fund in accordance with Section 5.09 of the Indenture; and

                              (i)            All Reimbursement Obligations not paid as Loan Repayments and the Insurer’s Surveillance Fee.

               Such Additional Payments shall be billed to the Borrower from time to time by the Authority or the Trustee, as the case may be, together with a statement certifying that the amount billed has been incurred or paid for one or more of the above items in all invoices relating thereto. Except as otherwise provided in the Indenture with respect to Additional Payments described in subparagraphs (e), (f), (g), and (h) above, amounts so billed shall be paid by the Borrower within 30 days after receipt of the bill by the Borrower; provided, that the Authority or the Trustee may require that any item constituting an Additional Payment for which the Authority or the Trustee is itself unable to pay on an open account or deferred basis be paid by the Borrower within two days of written notice thereof before any expense is incurred for such item.

               It is the intention of the Authority and the Borrower that the Trustee, as assignee of the Authority’s rights under this Loan Agreement pursuant to the Indenture, shall receive funds from or on behalf of the Borrower, including funds the Trustee may receive as assignee of the Operator pursuant to the Assignment of Claims, in such amounts and at such times to make the Additional Payments described in Sections 4.2(e), (f) and (g) hereof. The Borrower shall receive a credit against its obligations to make such Additional Payments to the extent of funds available in the Revenue Fund to pay such amounts in accordance with the provisions for replenishment of the Debt Service Reserve Fund, the Repair and Replacement Fund and the Insurance and Property Taxes Fund in accordance with Sections 5.07, 5.08 and 5.10 of the Indenture, respectively.

               Section 4.3            Security for Borrower Obligations.   The Borrower’s obligations hereunder to pay the Loan Repayments shall be secured by the Borrower’s execution and delivery of the Deed of Trust, the Assignment of Leases and the Assignment Agreement.

               Section 4.4            Obligations of the Borrower Unconditional: Net Contract.   The obligations of the Borrower to make the Loan Repayments required hereunder and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, and shall not be abated, rebated, set-off, reduced, abrogated, terminated, waived, diminished, postponed or otherwise modified in any manner or to any extent whatsoever, while any Bonds remain Outstanding, regardless of any contingency, act of God, event or cause whatsoever, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, the taking by eminent domain or destruction of or damage to the Detention Facility, commercial frustration of purpose, any change in the laws of the United States of America or of the State of Washington or any political subdivision of either or in the rule or regulations of any governmental authority. The Borrower shall pay the Loan Repayments regardless of any rights of set-off, recoupment, abatement or counterclaim that the Borrower might otherwise have against the Authority, the Trustee, or any other party or parties. The Borrower’s obligation to pay Additional Payments are subject to other terms and conditions contained in the Indenture and in its agreements with the Authority.

                Section 4.5            Extraordinary Optional Prepayment.   The Borrower shall have the right at the times and upon the prior notice provided in Section 3.03 of the Indenture to prepay all or any part of the Loan Repayments as provided herein, and the Authority agrees that the Trustee shall accept such prepayments when the same are made as provided herein. All such prepayments shall be deposited upon receipt in the Bond Fund established under the Indenture. The Borrower also shall have the right to surrender Bonds acquired by it in any manner whatsoever to the Trustee for cancellation, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and surrendered, and the Trustee shall cancel the surrendered Bonds and delete them from the Bond Register. Notwithstanding any such prepayment or surrender of Bonds, as long as any Bonds remain Outstanding or any Reimbursement Obligations or Additional Payments remain unpaid, the Borrower shall not be relieved of its obligations hereunder.

               If the Borrower is not in default in the payment of any Reimbursement Obligations or Additional Payments, the Authority, at the request of the Borrower, at any time that there is on deposit with the Trustee money or securities in the amount necessary to pay or redeem all Bonds Outstanding and to pay all Reimbursement Obligations (as provided in Article IX of the Indenture), shall forthwith take all steps that may be necessary to discharge the entire indebtedness on all Bonds Outstanding.

ARTICLE V

PARTICULAR COVENANTS

                Section 5.1            Assignments.   This Loan Agreement may be assigned by the Borrower subject, however, to each of the following conditions:

                              (a)            No assignment shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any such assignment the Borrower shall continue to remain primarily liable for the payments specified in Article IV hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it to the same extent as though no assignment had been granted, unless the Borrower shall have delivered to the Authority and the Trustee an Opinion of Counsel in form and substance satisfactory to the Authority and the Trustee that a release from such liability is not prohibited by the Act.

                              (b)            Any assignment by the Borrower shall retain for the Borrower such rights and interests as will permit it to perform its obligations under this Loan Agreement and any assignee of the Borrower shall assume the obligations of the Borrower hereunder to the extent of the interest assigned; and under such circumstances such assignee shall agree in writing with the Authority to operate the Detention Facility or portion thereof assigned as an economic development activity within the meaning of the Act.

                              (c)            The Borrower shall, at least 30 days prior to the proposed delivery thereof, furnish or cause to be furnished to the Authority, Insurer and the Trustee a form of each such assignment together with an instrument of assumption of obligation.

                              (d)            The Borrower shall first obtain the written consent of the Authority, which consent shall not be unreasonably withheld, and the written consent of the Insurer.

                              (e)            The Borrower shall, within 30 days after delivery thereof, furnish or cause to be furnished to the Insurer, Authority and Trustee a true and complete copy of each such assignment together with an instrument of assumption of obligation.

               The foregoing restrictions shall not apply to any assignment of this Loan Agreement in connection with any consolidation, merger or transfer of assets permitted by Section 5.2.

               Section 5.2             Mergers or Consolidations.   The Borrower agrees that during the term of this Loan Agreement it will:

                              (a)            Maintain its existence and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into any other entity or permit one or more entities to consolidate with or merge into it; provided that with the prior written consent of the Insurer, the Borrower may, without violating the covenants contained in this Section, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets and thereafter dissolve, provided that the surviving, resulting or transferee entity, as the case may be, (i) assumes and agrees in writing to pay and perform all of the obligations of the Borrower hereunder, and (ii) qualifies to do business in the State.

                              (b)            Maintain its qualification to do business in the State, except as otherwise permitted by Section 5.2(a) hereof.

                              A copy of each proposed instrument of assumption described in Section 5.2(a)(i) herein shall be provided to the Insurer, the Trustee and the Authority at least 30 days prior to the proposed effective date of such assumption, and promptly upon its execution, a copy of each such instrument of assumption shall be provided to the Insurer, the Trustee and the Authority.

                Section 5.3            Obligations Under the Indenture.   The Borrower hereby agrees to all terms and provisions of the Indenture and accepts each of its obligations expressed thereunder.

                Section 5.4            Consent to Assignment.   Under the Indenture, the Authority has assigned to the Trustee for the benefit of the Owners all rights and interest of the Authority in and to this Loan Agreement (except its Reserved Rights), and the Borrower hereby acknowledges and consents to such assignment.

                Section 5.5            Continuing Disclosure.

                              (a)            This Section 5.5 constitutes the written undertaking for the benefit of the

Owners of the Bonds as required by Section (b)(5)(i) of Securities and Exchange Commission Rule 15c2-12 under the Securities Exchange Act of 1934, as amended (17 CFR Part 240, §240.15c2-12) (the “Rule”). It is the Borrower’s express intention that this Section 5.5 be assigned pursuant to and in accordance with Granting Clause First of the Indenture to the Trustee, acting as the dissemination agent (the “Dissemination Agent”), for the benefit of the Bondowners and that each Bondowner be a beneficiary of this Section 5.5 with the right to enforce this Section 5.5 directly against the Borrower. Each Bondowner’s right of enforcement shall be limited solely to the right to seek specific performance of the Borrower’s obligations under this Section 5.5. Capitalized terms used in this Section and not otherwise defined in this Loan Agreement shall have the meanings assigned such terms in subsection (d) hereof.

                              (b)          The Borrower, as an “obligated person” within the meaning of the Rule, undertakes to provide the following information, or cause the Operator to provide the following information, as provided in this Section 5.5:

(1) Quarterly Financial Information;

(2) Audited Financial Statements; and

(3) Material Event Notices.

                              (c)           (1)            The Borrower shall while any Bonds are Outstanding and any amount is owing under this Loan Agreement provide the Quarterly Financial Information to the Dissemination Agent, on or before February 15, May 15, August 15, and November 15 of each year (the “Submission Date”), beginning on November 15, 2004, and the Dissemination Agent, as the agent of the Authority and the Borrower, shall provide to the Authority and to each then existing NRMSIR and the SID, if any, such Quarterly Financial Information on or before September 1 of each year (the “Report Date”) while any Bonds are Outstanding or, if not received by the Dissemination Agent, by the Submission Date, then within the later of five Business Days after of its receipt by the Dissemination Agent or September 1 of each year. The Borrower shall include with each submission of Quarterly Financial Information to the Dissemination Agent and the Authority a written representation addressed to the Dissemination Agent, and the Authority to the effect that the Quarterly Financial Information is the Annual Financial Information required by this Section 5.5 and that it complies with the applicable requirements of this Section 5.5.

               The Borrower may adjust the Submission Date and the Report Date if the Borrower changes its Fiscal Year by providing written notice of the change of Fiscal Year and the new Submission Date and Report Date to the Dissemination Agent, the Authority, each then existing NRMSIR and the SID, if any; provided that the new Report Date shall be seven months after the end of the new Fiscal Year and the new Submission Date shall be 30 days prior to the Report Date, and provided further that the period between the final Report Date relating to the former Fiscal Year and the initial Report Date relating to the new Fiscal Year shall not exceed one year in duration. It shall be sufficient if the Borrower provides to the Dissemination Agent, and the Dissemination Agent provides to the Authority and to each then existing NRMSIR and SID, if any, the Annual Financial Information by specific reference to documents previously provided to each NRMSIR and the SID, if any, or filed with the Securities and Exchange Commission and, if such a document is a final official statement within the meaning of the Rule, available from the Municipal Securities Rulemaking Board (the “MSRB”).

                                             (2)            The Borrower shall provide the Audited Financial Statements to the Dissemination Agent, when available while any Bonds are Outstanding, and the Dissemination Agent shall then promptly provide the Authority and each then existing NRMSIR and the SID, if any, with such Audited Financial Statements.

                                             (3)            (i)      If a Material Event occurs while any Bonds are Outstanding, the Borrower shall provide a Material Event Notice to the Dissemination Agent, promptly and the Dissemination Agent shall promptly provide to the Authority, the MSRB and the SID, if any, such Material Event Notice. Each Material Event Notice shall be so captioned and shall prominently state the date, title and CUSIP numbers of the Bonds.

                                                              (ii)      The Trustee shall promptly advise the Borrower whenever, in the course of performing its duties as Trustee under the Indenture, the Trustee, has actual notice of an occurrence listed as a Material Event pursuant to clause (d)(6) of this Section 5.5; provided, that the failure of the Dissemination Agent, so to advise the Borrower shall not constitute a breach by the Trustee, of any of its duties and responsibilities hereunder nor relieve the Borrower of its obligation to determine if an event is a Material Event and to notify the Dissemination Agent of such event pursuant to Section 5.5(c)(3) hereof.

                                             (4)            The Dissemination Agent shall, without further direction or instruction from the Borrower, provide in a timely manner to the MSRB and to the SID, if any, notice of any failure while any Bonds are Outstanding by the Dissemination Agent, to receive from the Borrower Annual Financial Information on or before the Report Date (whether caused by failure of the Borrower to provide such information to the Dissemination Agent by the Submission Date or for any other reason). For the purposes of determining whether information received from the Borrower is Annual Financial Information, the Dissemination Agent shall be entitled conclusively to rely on the Borrower’s written representation made pursuant to clause (c)(l) of this Section 5.5 so long as such information is in the form of Exhibit B hereto.

                                             (5)            If the Borrower provides to the Dissemination Agent, information relating to the Borrower or the Bonds, which information is not designated as a Material Event Notice, and directs the Dissemination Agent to provide such information to information repositories, the Dissemination Agent shall promptly provide such information to the Commission, the MSRB, each then existing NRMSIR and the SID, if any.

                              (d)          The following are the definitions of the capitalized terms used in this Section 5.5 and not otherwise defined in this Loan Agreement.

                                             (1)            “Dissemination Agent” means U.S. Bank Trust National Association, acting in the capacity of dissemination agent, or any successor dissemination agent designated in writing by the Borrower with the consent of the Authority and which has filed with the Borrower, Authority, and Trustee a written acceptance of such designation.

                                             (2)           “Quarterly Financial Information” means financial information, including a statement of profit and loss, balance sheets and cash flow statements (which shall be based on financial statements prepared in accordance with generally accepted accounting principles (“GAAP”)), related to the operation of the Detention Facility and data describing the average daily inmate or detainee population for the Detention Facility, each for the 3-month period immediately preceding the applicable Submission Date, which shall be provided by the Borrower or the Operator quarterly on each Submission Date, as provided above.

                                             (3)           “Audited Financial Statements” means the annual financial statements of the Borrower and any Operator, prepared in accordance with GAAP, which financial statements shall have been audited by a firm of independent certified public accountants.

                                             (4)           “Beneficial Owner” means any person who has the power, directly or indirectly, to vote or consent with respect to, or to dispose of ownership of, any Bonds, including persons holding Bonds through nominees or depositories.

                                             (5)           “Fiscal Year” means the year ending December 31.

                                             (6)           “Material Event” means any of the following events, if material, with respect to the Bonds:

(i)	Principal and interest payment delinquencies;

(ii)	Non-payment related defaults;

(iii)	Unscheduled draws on debt service reserves reflecting financial difficulties;

(iv)	Unscheduled draws on credit enhancements reflecting financial difficulties;

(v)	Substitution of credit or liquidity providers, or their failure to perform;

(vi)	Adverse tax opinions or events affecting the tax-exempt status of the Series A Bonds;

(vii)	Modifications to rights of Bondholders;

(viii)	Optional, contingent or unscheduled calls of any Bonds other than scheduled sinking fund redemptions for which notice is given pursuant to Exchange Act Release 34-23856;

(ix)	Defeasances;

(x)	Release, substitution, or sale of property securing repayment of the Bonds; and

(xi)	Rating changes.

               The occurrence of events in items (v)-(xi) above are hereby deemed material. The Trustee, as the Dissemination Agent shall presume that the occurrence of any of the events in items (i)-(iv) are material, unless the Borrower informs the Authority and the Dissemination Agent within 10 days of the occurrence of the event, that such event is not material and the Authority concurs with the Borrower. Neither the Trustee nor the Dissemination Agent shall have any responsibility to determine the materiality of any such events.

                                             (7)           “Material Event Notice” means written or electronic notice of a Material Event.

                                             (8)           “NRMSIR” means a nationally recognized municipal securities information repository, as recognized from time to time by the Securities and Exchange Commission for the purposes referred to in the Rule.

                                             (9)           “SID” means a state information depository as operated or designated by the State as such for the purposes referred to in the Rule.

                              (e)          The continuing obligation hereunder of the Borrower to provide Annual Financial Information, Audited Financial Statements and Material Event Notices and the obligations of the Dissemination Agent under this Section 5.5 shall terminate immediately once the Bonds are no longer Outstanding. This Section 5.5, or any provision hereof, shall be null and void in the event that the Borrower delivers to the Dissemination Agent and the Authority an opinion of nationally recognized Bond Counsel to the effect that those portions of the Rule which require this Section 5.5, or any such provisions, are invalid, have been repealed retroactively or otherwise do not apply to the Bonds; provided that the Dissemination Agent, upon receipt of such opinion is hereby directed to provide notice of such delivery and the cancellation of this Section 5.5 to each then existing NRMSIR and the SID, if any. Notwithstanding any other provision of this Loan Agreement, the Authority, as it deems necessary and with written notice to Borrower, or, at the request of the Borrower, may amend this Section 5.5, and any provision of this Section 5.5 may be waived, provided that the following conditions are satisfied:

                                               (i)          If the amendment or waiver relates to the provisions of Sections 5.5(b) or (d)(6), it may only be made in connection with a change in circumstances that arises from a change in legal requirements, change in law, or change in the identity, nature or status of an obligated person with respect to the Bonds, or the type of business conducted;

                                              (ii)          The undertaking, as amended or taking into account such waiver, would, in the opinion of nationally recognized Bond Counsel, have complied with the requirements of the Rule at the time of the original issuance of the Bonds, after taking into account any amendments or interpretations of the Rule, as well as any change in circumstances; and

                                             (iii)          The amendment or waiver either (i) is approved by the Owners of the Bonds in the same manner as provided in the Indenture for amendments to this Loan Agreement with the consent of Owners, or (ii) does not, in the opinion of nationally recognized Bond Counsel, materially impair the interests of the Owners or beneficial owners of the Bonds.

               In the event of any amendment or waiver of a provision of this Section 5.5, the Borrower shall describe such amendment as part of the submittal of the next Annual Financial Information, and shall include, as applicable, a narrative explanation of the reason for the amendment or waiver and its impact on the type (or in the case of a change of accounting principles, on the presentation) of financial information or operating data being presented by the Borrower. In addition, if the amendment relates to the accounting principles to be followed in preparing financial statements, (i) notice of such change shall be given in the same manner as for a Material Event under subsection (c), and (ii) the Annual Financial Information for the year in which the change is made should present a comparison (in narrative form and also, if feasible, in quantitative form) between the financial statements as prepared on the basis of the new accounting principles and those prepared on the basis of the former accounting principles.

                              (f)            Any failure by the Borrower to perform in accordance with this Section 5.5 shall not constitute an “Event of Default” under Article VIII of the Indenture, and the rights and remedies provided by Article VIII upon the occurrence of an “Event of Default” shall not apply to any such failure. Neither the Authority, the Trustee nor the Dissemination Agent, shall have any power or duty to enforce this Section 5.5; however, the Bondholders and Beneficial Owners of Bonds shall have the right to enforce this Section 5.5 in accordance with Section 1313 of the Indenture. The right of a Bondholder and Beneficial Owner of Bonds to enforce the provisions of this Section shall be limited to a right to obtain specific enforcement of the Authority and the Borrower’s obligations hereunder.

                              (g)            For purposes of this Section 5.5, the Trustee shall act as Dissemination Agent of the Authority and the Borrower and not in its capacity as Trustee. As Dissemination Agent of the Authority and the Borrower, the Trustee is not obligated to independently investigate the accuracy of any information, notices or certificates received by it in its capacity as Trustee. The Borrower and the Authority acknowledge the following in connection with the appointment of the Dissemination Agent and its acceptance of such appointment: the Dissemination Agent agrees to perform only those duties of the Dissemination Agent specifically set forth in this Section 5.5, and no duties, covenants, or obligations shall be implied against the Dissemination Agent. The Dissemination Agent may conclusively rely upon all reports, notices, and information provided to it and shall have no duty to investigate the same. The Dissemination Agent is not acting in a fiduciary capacity to the Bondholders, the Authority, the Borrower, or any other Person. The Dissemination Agent may consult with counsel of its choice and shall be protected in any action taken or not taken by it in accordance with the advice or opinion of such counsel. No provision hereunder shall require the Dissemination Agent to risk or advance its own funds or incur any financial liability. The Dissemination Agent may resign from its duties as Dissemination Agent upon thirty days’ prior written notice to the Borrower and to the Authority. The Dissemination Agent shall be entitled to compensation from the Borrower (separate and apart from its compensation as Trustee) for its services as agent and reimbursement for its reasonable out-of-pocket expenses, attorneys’ fees, costs and advances made or incurred in the performance of its duties in accordance with the written fee schedule provided to the Borrower and the Authority, as such fee schedule may be amended from time to time.

               The Borrower agrees to indemnify and save the Dissemination Agent, its officers, directors, and employees harmless against any losses, costs, expenses, claims, and liabilities of any kind whatsoever, including without limitation, fees and expenses of its attorneys and extraordinary fees of the Dissemination Agent which the Dissemination Agent may incur related to or arising from the acceptance and performance of its duties hereunder. The Dissemination Agent shall have no duty to prepare any Annual Report nor shall the Dissemination Agent be responsible to file any Annual Report or other information, including a Material Event Notice, not provided to it by the Borrower in a form suitable for filing.

               Section 5.6            Annual Budget.   Borrower shall prepare or cause the Operator to prepare a budget for operation of the Detention Facility. The Annual Budget shall be prepared for each calendar year (or fiscal year of the Borrower or Operator, as applicable) and shall be provided to the Trustee and the Insurer at least 30 days prior to the commencement of such year.

               Section 5.7            Notice of Termination for Convenience.   The Borrower shall provide or cause the Operator to provide prompt notice of the receipt by the Borrower or the Operator of notice from the INS (or any subsequent governmental agency) of termination of the INS Contract (or any Agency Contract).

               Section 5.8            Limitation on Lending.   So long as the Bonds are Outstanding, unless both of Borrower’s Outside Managers and Borrower’s Independent Manager otherwise consent, Borrower shall not (i) make loans to any of its affiliates, (ii) imply that anyone else is responsible for its debts, (iii) mislead anyone as to its identity, or (iv) hold or establish subsidiaries.

ARTICLE VI

THE PROJECT

               Section 6.1            Completion and Payment of Cost Deficiencies.   The Borrower will use its best efforts to complete the Project in accordance with the Development Agreement and the INS Contract. If the money available from the proceeds of the sale of the Bonds is not sufficient to pay the Costs of the Project in full, the Borrower shall pay from its own funds or from other funds that may be available to the Borrower under the Development Agreement or Use Agreement all of that portion of the costs of the Project in excess of the money available therefor from Bond proceeds. The Authority makes no warranty, either express or implied, that the money from the proceeds of the Bonds will be sufficient to pay the Costs of the Project. If the Borrower shall pay from its own funds any portion of the Costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Authority, the Trustee or the Owners of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the payments required to be paid by the Borrower hereunder.

Pursuant to the Act, the Authority hereby authorizes the Borrower to provide for the acquisition, construction and installation of the Project, as generally described in Exhibit A hereto, by any means available to the Borrower and in the manner determined by the Borrower in accordance with the Development Agreement or Use Agreement.

               Section 6.2            Permits, Licenses and Consents.   The Borrower covenants and agrees that in the development, construction and operation of the Detention Facility it will comply, or will ensure that the Developer and Operator comply, with all material laws, lawful ordinances, regulations and rulings of all governmental bodies having jurisdiction, will obtain, or will ensure that the Developer and Operator obtain, all permits and licenses required thereby, will obtain, or will ensure that the Developer and Operator obtain, all necessary consents and approvals and will observe and comply with all applicable covenants, conditions, restrictions, easements and other obligations affecting title to the land upon which the Detention Facility is situated.

               Section 6.3            Maintenance and Operation of the Detention Facility.   The Borrower covenants and agrees that it will operate and maintain the Detention Facility – or cause the Detention Facility to be operated and maintained – in accordance with the Use Agreement, the INS Contract and all applicable governmental laws, ordinances, approvals, rules, regulations and requirements including, without limitation, such zoning, sanitary, pollution and safety ordinances and laws and such rules and regulations thereunder as may be binding upon the Borrower.

               Section 6.4            Use of Detention Facility.   Borrower covenants to enter into the Use Agreement with Operator. Borrower shall not terminate or amend the Use Agreement or exercise remedies under the Use Agreement without the prior written consent of the Insurer. Borrower covenants that in the event that the Operator defaults under the INS Contract (or under any Agency Contract) and INS or any other government agency opts to continue utilizing the Detention Facility with a new operator or tenant of the Detention Facility, Borrower will enter into a use agreement or lease with such new operator.

               Section 6.5            Taxes, Other Governmental Charges and Utility Charges.   During the term of this Loan Agreement, the Borrower will pay or cause to be paid, as the same respectively become due, all taxes, other governmental charges and utility charges of any kind whatsoever that may at any time be lawfully assessed or levied against the Borrower with respect to the Project (to the extent permitted or required under the Development Agreement or the Use Agreement) or the Loan Repayments, all of which are herein called “impositions.” The Borrower shall promptly forward to the Trustee any notice, bill or other statement it receives regarding property taxes assessed on the Detention Facility. The Authority or the Trustee shall promptly forward to the Borrower any notice, bill or other statement received by the Authority or the Trustee concerning any imposition. The Borrower may contest any such tax, charge, or assessment, but only after paying such tax, charge or assessment (or after the Trustee has paid such tax, charge or assessment, in accordance with the Indenture), which payment may be made under protest if necessary to protect Borrower’s right to contest such tax, charge or assessment. On or before January 1 of each year, Borrower shall notify the Authority and Trustee in writing of the amount of property taxes to be assessed against the Detention Facility during such calendar year.

               Section 6.6            Insurance.

                             (a)           Coverage for Borrower.    During the term of this Loan Agreement, Borrower shall at a minimum maintain the following insurance coverage:

                                              (i)        Commercial general liability insurance (Insurance Services Office Form number (CG00 001 Ed. 11-88), covering commercial general liability with a limit of not less than $5,000,000 combined single limit per occurrence; $10,000,000 aggregate. Such insurance coverage shall be issued and maintained on an “occurrence” basis;

                                             (ii)        Policies of insurance insuring the Property against the loss of “rental value” of any building which constitutes a part of the Improvements on a “rented or vacant basis” arising out of the perils insured against pursuant to subparagraphs (b) and (c) below in an amount equal to 24 months’ gross “rental value” of the Improvements with coinsurance in such percentage as may be acceptable to the Trustee. “Rental value” as used herein is defined as the sum of (a) the total anticipated amount of User Fees to be paid by Operator under the Use Agreement, if the Use Agreement is in full force and effect, or the total anticipated gross rental income from tenant occupancy of such buildings if the Use Agreement is not in full force and effect, and (b) the amount of all charges which are the legal obligation of Operator or of tenants and which would otherwise be the obligation of the Borrower, and (c) the fair rental value of any portion of such buildings which are occupied by Borrower. The proceeds of such insurance shall be assigned to Trustee, to be applied in payment of each installment of principal and interest payable on the Bonds as they come due, insurance premiums, taxes, assessments and impositions until such time as the buildings shall have been restored and placed in full operation, at which time, provided Borrower is not then in default under this Loan Agreement, the balance of such insurance proceeds, if any, shall be used by the Trustee for the extraordinary optional redemption of Bonds in accordance with the provisions of Section 3.03 of the Indenture;

                             (b)           Required Insurance during Construction of the Project.   During construction of the Project pursuant to the Development Agreement and throughout the term of the Development Agreement, and in addition to the coverage Borrower is required to maintain pursuant to Section 6.6(a), Borrower shall cause the Developer or Developer’s General Contractor to obtain, insurance against claims for injuries to persons or damages to property that may arise from, or in connection with the performance of, work under the Development Agreement by Developer, Developer’s General Contractor, their agents, representatives, employees and/or subcontractors. The cost of such insurance shall be paid as provided for under the Development Agreement. Such coverage shall include, at a minimum:

                                             (i)          Commercial general liability insurance (Insurance Services Office form number CG00 001 Ed. 11-88), covering commercial general liability with a limit of not less than $1,000,000 combined single limit per occurrence; $2,000,000 aggregate;

                                             (ii)         Workers’ compensation coverage, as required by the Industrial Insurance Act of the State of Washington, statutory limits;

                                             (iii)        Business automobile coverage (Insurance Services Office form number CA 00 01 Ed. 12-90), symbol 1 “any auto” or the combination of symbols 2, 8, & 9, with a limit of not less than $1,000,000 combined single limit per occurrence;

                                             (iv)         Builders risk insurance (Insurance Services Office form number CP 00 02 Ed. 10-90) covering all work to be done on the Property for the full 100% replacement cost of all such improvements. Coverage shall be provided for (1) the perils of earth movement and flood, except as provided below; (2) resultant damage from errors in design, plans, specifications, faulty workmanship, materials and construction; (3) all materials to be stored offsite and while in transit to the jobsite; (4) “cold testing” of all building systems; (5) Borrower’s loss of use of the Property due to delays in Project completion caused by covered peril losses to the Project, including loss of income and rents and soft costs such as interest on the Bonds, real estate taxes and insurance premiums; (6) the increased cost of construction, debris removal and demolition due to the operation of building laws and code upgrades; and (7) direct physical damage to the Project and loss of use caused by an off premises power interruption. The policy shall include a waiver of subrogation provision, shall grant permission for partial occupancy of the facilities without having a detrimental affect on the coverage provided, and shall contain a debris removal limit of liability that is separate from, in addition to, and not part of the overall policy limit of liability. The builder’s risk policy shall include Borrower, Developer, General Contractor and its subcontractors as insureds in an amount equal to their interest, with a loss payable clause in favor of the Trustee. To the extent the insurance proceeds intended to cover damage to or repair or reconstruction of the Project are not used to repair or rebuild the Project at the request of Borrower, Developer shall be relieved of the obligation to pay for the repairs or restorations that were intended to be covered by such insurance proceeds.

               The builder’s risk policy shall include coverage for the earthquake and flood insurance so long as such coverage is available at a commercially reasonable cost and in coverage amounts that are commercially available, and the Borrower shall not be in default under this Loan Agreement (A) if coverage is no longer written, is unavailable for properties comparable to the premises or is not available at commercially reasonable premium amounts and (B) if prior to the beginning of each policy year in which the insurance coverage will not include coverage for losses caused by earthquake or flood, Borrower shall file with the Insurer a report evidencing that such coverage is no longer written, is unavailable for properties comparable to the premises, or is not available at commercially reasonable premium amounts. The Borrower shall or shall cause the Operator to provide the Authority, the Insurer and the Trustee with 30 days’ prior written notification of material changes in coverage. The Borrower shall or shall cause the Operator, upon request, to furnish the Authority, the Insurer and the Trustee with satisfactory evidence that such coverage is in effect

                              (c)         Required Insurance following Completion of the Project.   From and after the Commencement Date (as such term is defined in the Use Agreement) and throughout the term of any other lease or use agreement entered into with respect to the Detention Facility, and in addition to the coverage Borrower is required to maintain pursuant to Section 6.6(a), Borrower shall obtain or cause the Operator to obtain insurance against claims for injuries to persons or damages to property that may arise from, or in connection with the performance of, use of the Detention Facility pursuant to the Use Agreement by Operator, its agents, representatives, employees and/or subcontractors. If provided by Operator, the cost of such insurance shall be paid as provided for under the Use Agreement. Such coverage shall include, at a minimum:

                                              (i)        Commercial general liability insurance (Insurance Services Office Form number CG00 001 Ed. 11-88), covering commercial general liability with a limit of not less than $5,000,000 combined single limit per occurrence; $10,000,000 aggregate. Such insurance coverage shall be issued and maintained on an “occurrence” basis;

                                             (ii)        Workers’ compensation coverage, as required by the Industrial Insurance Act of the State of Washington, statutory limits;

                                             (iii)       Business automobile coverage (Insurance Services Office form number CA 00 01 Ed. 12-90), symbol 1 “any auto” or the combination of symbols 2, 8, & 9, with a limit of not less than $1,000,000 combined single limit per occurrence;

                                             (iv)        Property insurance at 100% of replacement value for fire and other perils currently covered by a special causes of loss commercial property insurance form. Such coverage shall include 24 months of rental interruption coverage and shall name Trustee as loss payee as its interests may appear. Except as provided below, the Detention Facility shall also be insured against the perils of earthquake and flood, either as part of the aforementioned commercial property policy, or under a separate policy or policies. Such earthquake and flood insurance shall include 24 months of rental interruption coverage and shall name Trustee as loss payee as its interests may appear. The Borrower shall maintain or cause the Operator to maintain earthquake and flood insurance so long as such coverage is available at a commercially reasonable cost and in coverage amounts that are commercially available, but shall not be in default under this Loan Agreement (A) if coverage is no longer written, is unavailable for properties comparable to the premises or is not available at commercially reasonable premium amounts and (B) if prior to the beginning of each policy year in which the insurance coverage will not include coverage for losses caused by earthquake or flood, Borrower shall file with the Insurer a report evidencing that such coverage is no longer written, is unavailable for properties comparable to the premises, or is not available at commercially reasonable premium amounts. The Borrower shall or shall cause the Operator to provide the Authority, the Insurer and the Trustee with 30 days’ prior written notification of material changes in coverage. The Borrower shall or shall cause the Operator, upon request, to furnish the Authority, the Insurer and the Trustee with satisfactory evidence that such coverage is in effect;

                                             (v)       The Trustee shall be named as an additional insured on the environmental pollution liability insurance policy of Borrower or Operator;

                                (d)        Other Insurance Provisions.   The insurance policies required by this Loan Agreement are to contain or be endorsed to contain the following provisions where applicable:

                                             (i)        Liability Policies:   Borrower and its officers are to be covered as additional insureds as respects liability arising out of activities performed by or on behalf of the Developer in connection with the Development Agreement or the Operator in connection with the Use Agreement.

                                                              (A)         To the extent of the negligence of the Developer or Operator, as applicable, insurance coverage shall be primary insurance as respects the Borrower, its officers, officials, employees and agents. Any insurance maintained by the Borrower, its officers, officials, employees and/or agents shall not contribute with the Developer’s or Operator’s insurance or benefit the Developer or Operator in any way.

                                                              (B)          Insurance of the Developer and Operator shall apply separately to each insured against whom a claim is made and/or lawsuit is brought, except with respect to the limits of the insurer’s liability.

                                               (ii)          All Policies:   Coverage shall not be suspended, voided, canceled, reduced in coverage or in limits except by the reduction of the applicable aggregate limit by claims paid, until after 30 days’ prior written notice has been given to the Borrower, Authority, Insurer and Trustee. Any policy that is a master or blanket policy shall include a rider or endorsement affirming that up to the coverage limit for the Detention Facility set forth in the policy, a claim filed in connection with another facility will not reduce the coverage available or the ability to make a claim in connection with the Detention Facility. Deductibles payable by Operator shall not exceed $500,000, and deductibles payable directly or indirectly from Facility Revenues shall not exceed $100,000.

                                               (iii)         Acceptability of Insurers:   Unless otherwise agreed to by the Insurer, all insurance is to be placed with insurers with a Best’s or S&P rating of no less than A.

                                               (iv)         Verification of Coverage.   Borrower shall obtain certificates of insurance and endorsements as required by this Loan Agreement and shall submit them to the Trustee at least 10 days prior to the expiration dates of such policies. The certificates and endorsements for each policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. The certificates and endorsements are to be on forms approved by the Borrower and are to be received and approved by the Borrower prior to the commencement of activities of the Developer and Operator, respectively.

                                               (v)         The Trustee shall be named as a loss payee and an additional insured on all such insurance policies and shall receive notices of all premiums payable for such insurance policies. On or before January 1 of each year, the Borrower shall certify to the Authority and the Trustee the total estimated amount of premiums required during such calendar year to maintain such insurance. During such calendar year, Borrower shall promptly notify the Authority and Trustee in writing of any adjustment to such estimated cost of insurance premiums.

                                               (vi)        The policies of coverage required by Sections 6.6(a)(i), 6.6(b)(i) and (b)(iii) and 6.6(c)(i) and (c)(iii), if maintained or provided by the Developer or Operator, may be maintained by the Developer and/or Operator under the blanket policies of insurance issued to the Developer and/or Operator provided that such coverage is provided and maintained in the amounts and on the terms herein described. The Operator and/or the Developer shall not be required, however, to obtain any sublimits or allocate any coverage thereunder specifically for the operations of the Detention Facility.

               Section 6.7        Pledge of Facility Revenues and other Amounts Payable under the Use Agreement.   Pursuant to the Use Agreement, the Borrower has required the Operator to assign to the Trustee, pursuant to the Assignment of Claims, all amounts received by the Operator under the INS Contract. The Borrower hereby pledges to the Authority, to secure Borrower’s obligations under this Loan Agreement, all right, title and interest of the Borrower in such Facility Revenues and in all other amounts to which it is entitled under the Use Agreement. The Monthly Minimum Amount under the INS Contract is initially $1,140,650. The Borrower shall notify the Trustee in writing of any change in this amount. In the event that the Borrower enters into any other use agreement or lease of the Detention Facility pursuant to Section 6.4 hereof, the Borrower shall (i) assign such use agreement or lease to the Trustee to secure payment of the Bonds or (ii) shall require the operator under such use agreement or tenant under such lease to enter into an assignment of claims or substantially similar agreement assigning to the Trustee all Facility Revenues derived from such use agreement or lease.

               Section 6.8        Revenue Covenant.   Borrower hereby covenants that (i) if during any Facility Collection Period the Trustee receives Facility Revenues in an amount less than the Monthly Minimum Amount or (ii) if during any quarter, the amount of Facility Revenues is less than 1.2 times the amounts required to be disbursed pursuant to clauses First through Seventh of Section 5.04 of the Indenture (the “rate covenant”), the Borrower and Operator will provide to the Insurer and the Trustee, within 30 days after the end of any such quarter in which the rate covenant was not met, a written review of Facility Revenues, including a written plan to meet the rate covenant.

ARTICLE VII

EXPENSES, INDEMNIFICATION

               Section 7.1        Expenses.   The Borrower hereby acknowledges that the Authority’s sole source of money to repay the Bonds will be provided by the payments made by the Borrower pursuant to this Loan Agreement, together with investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), or to pay the fees of the Trustee, then upon written notice from the Trustee, the Borrower shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such fees, principal, premium or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Authority or the Trustee.

               Section 7.2        Indemnification.   The Borrower agrees, to the extent permitted by law, to indemnify and hold harmless the Trustee and its members, directors, officers, officials, employees, affiliates and agents (the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever (except where arising from negligence or willful misconduct by the Indemnified Party or Parties) including, but not limited to, losses, claims, damages, liabilities, or expenses arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof; (2) the issuance of the Bonds and the carrying out of any of the transactions contemplated by the Indenture and this Loan Agreement; (3) the Trustee’s acceptance and administration of the trust created by, and the Trustee’s performance of its duties under, the Indenture; (4) the Trustee’s performance of its duties under this Loan Agreement; (5) any violation of any environmental law, rule or regulation or the release of any hazardous or toxic substance on or near the Detention Facility; or (6) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made with respect to the Borrower, in light of the circumstances under which they were made, not misleading in any Official Statement utilized in connection with the sale of the Bonds. The Borrower further agrees, to the extent permitted by law, to pay or to reimburse the Trustee and its respective members, officers, directors, officials, employees, affiliates and agents for any and all costs, reasonable attorneys’ fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions. The Indemnified Parties shall give the Borrower written notice of any such losses, claims, damages, liabilities, expenses or actions of which they receive actual knowledge, but their failure to do so shall not relieve the Borrower of its obligations under this Section 7.2.

               Section 7.3        Payment of Trustee.   The Borrower shall pay compensation to the Trustee for its services pursuant to the Indenture and this Loan Agreement, which compensation shall be determined in accordance with the written fee schedule of the Trustee in effect as of the date of issuance of the Bonds, as amended from time to time by the written agreement of the Borrower or Trustee, or as of the date of appointment of any successor Trustee, and also all reasonable expenses, charges, legal and consulting fees and other disbursements and those of its attorneys, agents, affiliates and employees, incurred in and about the performance of its powers and duties as Trustee under the Indenture. The Trustee’s compensation shall not be limited by any provision of law regarding compensation of a trustee of an express trust.

               Section 7.4        Survive Termination.   The provisions of this Article shall survive payment in full of the Bonds, discharge of the Indenture and termination or expiration of this Loan Agreement or the resignation or removal of the Trustee under the Indenture.

ARTICLE VIII

LOAN DEFAULT EVENTS AND REMEDIES

               Section 8.1        Loan Default Events.   The following events shall be “Loan Default Events”:

                            (a)         The failure of the Borrower to pay any Loan Repayment on the day on which such Loan Repayment is due and payable;

                            (b)         The failure of the Borrower to make any Additional Payment required by the provisions of Section 4.2 herein within any applicable grace period;

                            (c)         Failure by the Borrower to observe or perform any material covenant, condition, agreement or provision in this Loan Agreement on its part to be observed or performed, other than as referred to in subsection (a) or (b) of this Section, or breach of any warranty by the Borrower herein contained, for a period of 30 days after written notice, specifying such failure or breach and requesting that it be remedied, has been given to the Borrower by the Trustee; except that, if such failure or breach can be remedied but not within such 30-day period and if the Borrower has taken all action reasonably possible to remedy such failure or breach within such 30-day period, such failure or breach shall not become a Loan Default Event for so long as the Borrower shall diligently proceed to remedy the same;

                            (d)         The filing by the Borrower of a petition in voluntary bankruptcy, for the composition of its affairs or for its reorganization under any state or federal bankruptcy or insolvency law, or the making of an assignment for the benefit of creditors, or the admission in writing by the Borrower of its insolvency or inability to pay debts as they mature, or the consent by the Borrower in writing to the appointment of a trustee or receiver for itself or for the whole or any substantial part of the Detention Facility;

                            (d)         The entry by a court of competent jurisdiction of an order, judgment or decree declaring the Borrower an insolvent, or adjudging it bankrupt, or appointing a trustee or receiver of the Borrower or of the whole or any substantial part of the Detention Facility, or approving a petition filed against the Borrower seeking reorganization of the Borrower under any applicable law or statute of the United States of America or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of the entry thereof;

                            (f)         The assumption by any court of competent jurisdiction of custody or control of the Borrower or of the whole or any substantial part of the Detention Facility, and such custody or control shall not be terminated within 60 days from the date of assumption of such custody or control; or

                            (g)         The occurrence of an Event of Default under the Indenture.

                Section 8.2       Remedies on Default.   If a Loan Default Event shall occur, then, and in each and every such case during the continuance of such Loan Default Event subject to the provisions of the Indenture, the Trustee may with the prior written consent of the Insurer (and in the event of (a) below and otherwise at the written direction of the Insurer shall) take any one or more of the following remedial steps:

                            (a)         The Trustee shall, if the Bonds have been accelerated pursuant to Section 7.02 of the Indenture and upon notice in writing to the Borrower, declare all installments of Loan Repayments and Additional Payments payable for the remainder of the term of this Loan Agreement to be immediately due and payable, whereupon the same shall be immediately due and payable, anything in this Loan Agreement to the contrary notwithstanding. “All installments” as used in this subsection shall mean an amount equal to the entire principal amount of the then Outstanding Bonds, together with any applicable redemption premiums and all interest accrued or to accrue on and prior to the date specified by the Trustee pursuant to Section 9.02 of the Indenture (less money available for such purpose then held by the Trustee) plus any other payments due or to become due hereunder, including, without limitation, all Reimbursement Obligations and any unpaid fees and expenses of the Trustee that are then due or will become due prior to the time that the Bonds are paid in full and the trust established by the Indenture is terminated.

                            (b)         Subject to receipt of indemnity satisfactory to it as specified in the Indenture, the Trustee may take whatever action, at law or in equity, is reasonably necessary or desirable to collect the Loan Repayments, Reimbursement Obligations, Additional Payments and any other payments then due and thereafter to become due under this Loan Agreement or to enforce the performance and observance of any obligation, covenant, agreement or provision contained in this Loan Agreement to be observed or performed by the Borrower.

                            (c)         The Trustee may take whatever other legal action may appear necessary or desirable to enforce its rights and the rights of the Owners of the Bonds and the rights of the Insurer under this Loan Agreement.

                Section 8.3       Remedies Not Exclusive; No Waiver of Rights.   No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy, to the extent permitted by law, shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or otherwise. In order to entitle the Trustee to exercise any remedy, to the extent permitted by law, reserved to it contained in this Loan Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given to the Authority hereunder shall also extend to the Trustee, and the Trustee may exercise any rights of the Authority under this Loan Agreement (except for Reserved Rights), and the Trustee and the Owners of the Bonds and the Insurer shall be deemed third party beneficiaries of all covenants and conditions herein contained.

                No delay in exercising or failing to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein, and every such right and power may be exercised from time to time and as often as may be deemed expedient.

                Section 8.4       Expenses on Default.   If the Borrower should default under any of the provisions of this Loan Agreement and the Authority, the Insurer or the Trustee should employ attorneys or incur other reasonable expenses for the enforcement of performance or observance of any obligation or agreement of the Borrower contained herein or for the collection of the payments due hereunder, the Borrower agrees that it shall on demand therefor pay to the Authority, the Insurer and the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Authority or the Trustee.

                Section 8.5       Notice of Default; Other Notices.   The Borrower agrees that, as soon as practicable, and in any event within 10 days, the Borrower will furnish the Trustee notice of any event that is or with the passage of time will become a Loan Default Event pursuant to

Section 8.1 hereof that has occurred and is continuing on the date of such notice, which notice shall set forth the nature of such event and the action the Borrower proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of the occurrence of a Loan Default Event unless or until the Trustee has actual knowledge of such Loan Default Event.

               The Borrower shall also provide prompt written notice to the Insurer of any default or event of default under the Use Agreement, any of the Project Agreements, and any other agreements between the Borrower and the Developer or Operator and a copy of any notice from the INS or any subsequent user of the Detention Facility that the INS Contract or any Agency Contract will be terminated.

               Section 8.6       No Liability of Member and Managers Hereunder.   The Borrower and the Authority understand and agree that Borrower’s obligations under this Loan Agreement are obligations of the Borrower only and that Borrower’s obligations hereunder are not obligations of the Member or Managers of Borrower nor are such obligations or the Bonds guaranteed in any way by the Member or Managers of Borrower.

ARTICLE IX

MISCELLANEOUS

               Section 9.1       Further Assurances.   The Borrower agrees that it will execute and deliver any and all such further agreements, instruments, financing statements or other assurances as may be reasonably required by the Authority or the Trustee to carry out the intention or to facilitate the performance of this Loan Agreement, including, without limitation, to perfect and continue the security interests herein intended to be created.

               Section 9.2       Amendment of Indenture.   The Authority covenants that it will take no action to amend or supplement the Indenture in any manner without obtaining the prior written consent of the Insurer and the Borrower to such amendment or supplement as required by Article IX of the Indenture.

               Section 9.3       Notices.   All notices or communications herein required or permitted to be given shall be in writing and mailed by first class mail, postage prepaid, or delivered as follows:

If to the Authority:	Washington Economic Development Finance Authority 1000 Second Avenue, Suite 2700 Seattle, WA 98104-1046 Attention: Executive Director

If to the Borrower:	CSC of Tacoma LLC c/o AMACAR Group, LLC 6525 Morrison Blvd., Suite 318 Charlotte, NC 28211 Attention: Doug Johnson

CSC of Tacoma LLC c/o Correctional Services Corporation 1819 Main Street, Suite 1000 Sarasota, FL 34236 Attention: James Slattery

CSC of Tacoma LLC c/o Craig Scott Bartlett 64 Melrose Place Montclair, NJ 07042

If to the Trustee:	U.S. Bank National Association Corporate Trust Department PD-WA-T7CT 1420 Fifth Avenue, 7th Floor Seattle, WA 98101 Attention:

A duplicate copy of each notice or communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee. The Authority, the Borrower and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

               Section 9.4       Governing Law.   This Loan Agreement shall be construed in accordance with and governed by the Constitution and laws of the State.

               Section 9.5       Binding Effect.   This Loan Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower and their respective successors, assigns and legal representatives, subject, however, to the limitations contained herein.

               Section 9.6       Severabilitv of Invalid Provisions.   If any one or more of the provisions contained in this Loan Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such provision or provisions shall be deemed severable from the remaining provisions contained in this Loan Agreement and such invalidity, illegality or unenforceability shall not affect any other provision of this Loan Agreement, and this Loan Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

               Section 9.7       Article and Section Headings and References.   The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Loan Agreement. All references herein to “Articles,” “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Loan Agreement; the words “herein,” “hereof,” “hereby,” “hereunder” and other words of similar import refer to this Loan Agreement as a whole and not to any particular Article, Section or subdivision hereof;

and words of the masculine gender shall mean and include words of the feminine and neuter genders.

               Section 9.8       Execution of Counterparts.   This Loan Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

               Section 9.9       Term of Loan Agreement.   Except as otherwise provided herein, this Loan Agreement shall remain in full force and effect from the date of execution hereof until no Bonds remain Outstanding under the Indenture, all Reimbursement Obligations and Additional Payments have been paid in full and all bankruptcy preference periods applicable to any Loan Repayments, Reimbursement Obligations and Additional Payments have expired.

               Section 9.10       Washington State Notice.     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                Section 9.11       Commercial Purposes.   The obligations and indebtedness evidenced by this Loan Agreement were incurred primarily for commercial, investment or business purposes and not for personal, family or household purposes.

                IN WITNESS WHEREOF, the Authority and the Borrower have caused this Loan Agreement to be executed in their respective names by their duly authorized officers, all as of the date first above written.

WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY

By	/s/ Scott L. Hardman, Chair
Scott L. Hardman, Chair

CSC OF TACOMA LLC, a Delaware limited liability company

By	___________________________

[SIGNATURE PAGE TO LOAN AGREEMENT]

               IN WITNESS WHEREOF, the Authority and the Borrower have caused this Loan Agreement to be executed in their respective names by their duly authorized officers, all as of the date first above written.

WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY

By	___________________________
Chair

CSC OF TACOMA LLC, a Delaware limited liability company

By	/s/ James F. Slattery
James F. Slattery, Class A Manager

[Signature Page to Loan Agreement]

26

EXHIBIT A

PROJECT DESCRIPTION

               The Project consists of the acquisition, construction and equipping of a Detention Facility providing approximately 500 beds and including related operating and administrative facilities. The Detention Facility will be located at 1623 East J Street in Tacoma, Washington, which is within the federally-designated Tacoma Renewal Community.

A-1

EXHIBIT B

FORM OF QUARTERLY DISCLOSURE CERTIFICATE

Required operating data: Average daily population for quarter reporting period

B-1